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                                                                    EXHIBIT 23.4


                             ACCOUNTANTS' CONSENT

The Board of Directors
Vistana, Inc.

     We hereby consent to the incorporation by reference in this registration statement of our report dated March 5, 1997 on the financial statements of Success Developments, LLC as of December 31, 1996 and for the period from June 10, 1996 (Date of Inception) to December 31, 1996 included in Vistana, Inc.'s Prospectus dated November 26, 1997 (File No. 333-38187) and to all references to our firm included or incorporated by reference in this registration statement.

/s/ KREISMAN CORPORATION



Denver, Colorado
December 22, 1997